CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-4 of BankUnited Financial Corporation of our report dated August 12, 1996, appearing on page 56 of Suncoast Savings and Loan Association, FSA's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
Miami, Florida
April 17, 1997